Exhibit 23.4

41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong Tel: (852) 2522-7886 Fax: (852) 2522-7006 www.lw.com

FIRM / AFFILIATE OFFICES
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December 9, 2004

The9 Limited

30/F, CITIC Square

No. 1168 Nanjing Road (W)

Shanghai 200041

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by The9 Limited on November 26, 2004, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Latham & Watkins LLP

Resident partners: Joseph A. Bevash (US), Sabrina Y. T. Maguire (US), John A. Otoshi (US), Mitchell D. Stocks (US), David Zhang (US)